CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of Registrant: Strong Municipal Funds, Inc., on behalf of the Strong Intermediate Municipal Bond Fund, Strong Minnesota Tax-Free Fund, Strong Municipal Money Market Fund, Strong Short-Term High Yield Municipal Fund, Strong Tax-Free Money Fund, Strong Ultra Short-Term Municipal Income Fund, and Strong Wisconsin Tax-Free Fund;

Each of the undersigned, the principal executive officer and treasurer of the above named Registrant, hereby certify to the best of his knowledge and belief that:

1.	The Registrant’s periodic report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the issuer.

By	/s/ Thomas M. Zoeller

Thomas M. Zoeller Principal Executive Officer

Date: December 30, 2003

By	/s/ John W. Widmer

John W. Widmer Treasurer

Date: December 30, 2003

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.